Exhibit A


THIS SECURITY IS BEING SOLD IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


                   ATLAS TRUST COMPANY (JERSEY) LIMITED
                AS TRUSTEE OF THE INTERNET INVESTMENTS INC.
                    EMPLOYEE BENEFITS AND SHARES TRUST

              NON-TRANSFERABLE COMMON STOCK PURCHASE WARRANT

                 Thirty Seven Thousand Five Hundred Shares

                           DATED: 15 AUGUST 2000

Atlas Trust Company (Jersey) Limited a Jersey corporation (the "Shareholder") as trustee of the Internet Investments Inc. Employee Benefits and Shares Trust is the holder of certain shares of Common Stock, no par value (the "Common Stock"), of uDate.com, Inc, a California corporation ("UDAT").

The Shareholder does hereby certify and agree that, for good and valuable consideration, KEITH SCHACKER or his permitted successors and assigns ("Holder"), hereby is entitled to purchase from the Shareholder up to Thirty Seven Thousand Five Hundred (37,500) duly authorised, validly issued, fully paid and non-assessable shares of the Common Stock of UDAT upon the terms and subject to the provisions of this Warrant.

1.   PRICE AND EXERCISE OF WARRANT

1.1  TERM OF WARRANT

     This Warrant shall be fully exercisable (in whole or in part) at any time beginning one year after the date hereof and (subject to section 2 below) shall expire ten (10) years after the date hereof (the "Warrant Period"). The expiration date for this Warrant is hereinafter referred to as the "Expiration Date".

1.2  WARRANT EXERCISE PRICE

     The exercise price of the shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") shall be one dollar ($1.00) per Share ("Warrant Exercise Price").

1.3  EXERCISE OF WARRANT

     1.3.1 This Warrant may be exercised, in whole or in part, at any time during the Warrant Period (subject to section 2 below) upon surrender to the Shareholder at its principal place of business at PO Box 246 Suite 1, 17 Queen Street, St. Helier, Jersey JE4 5PP Channel Islands, of the certificate or certificates evidencing this Warrant to be exercised, together with the form of election to exercise attached hereto as Exhibit A duly completed and executed, and upon payment to the Shareholder of the Warrant Exercise Price for the number of Warrant Shares in respect of which this Warrant is then being exercised.

     1.3.2 Payment of the aggregate Warrant Exercise Price shall be made in cash.

     1.3.3 Upon surrender of this Warrant, and the duly completed and executed form of election to exercise and payment of the Warrant Exercise Price in cash, the Shareholder shall deliver or cause to be delivered to the Holder a certificate or certificates representing the number of Warrant Shares so purchased upon the exercise of this Warrant which certificates shall be properly endorsed for transfer or accompanied by duly executed stock powers, in either case executed in blank or in favour of the Holder.

1.4  CERTAIN COVENANTS

     1.4.1 Except as provided in section 2 below, the Shareholder shall not transfer or sell such number of shares of Common Stock during the Warrant Period as shall from time to time be sufficient for the exercise of this Warrant.

     1.4.2 The Shareholder will take all such action as may be necessary or appropriate in order that the Shareholder may validly and legally sell the Common Stock upon the exercise of this Warrant, subject to applicable securities laws and the limitations set forth in the Warrant Agreement.

2.   LIMITATIONS ON RIGHTS AND OBLIGATIONS OF THE WARRANT HOLDER

     This Warrant shall not entitle the Holder to any voting rights or dividends or any other rights of a shareholder in UDAT with respect to the Warrant Shares. In addition, this Warrant shall not restrict any of the rights of the Shareholder with respect to the Warrant Shares or any of the other shares of capital stock or securities convertible or exchangeable into shares of capital stock of UDAT owned or held by the Shareholder, including, without limitation, the right to sell or transfer such securities or use such securities as collateral or security for any obligation or duty of Shareholder. If at any time during the Warrant Period the Shareholder proposes to sell securities of UDAT in an amount such that after the consummation of such sale the Shareholder would not beneficially own the maximum number of shares that may be purchased upon exercise of this Warrant (as adjusted), the Shareholder shall give the Holder not less than thirty (30) days prior written notice of such transaction such notice to be delivered by a nationally recognised overnight courier service. The Holder may elect to exercise all or any part of this Warrant during the twenty five
     (25) days after delivery of such notice. On the twentysixth (26th) day after delivery of such notice, this Warrant, if not fully exercised, shall terminate.

3.   SECURITIES   ACT   COMPLIANCE;  REPRESENTATIONS;  AND  RESTRICTIONS ON
     TRANSFER

3.1  ACCREDITED INVESTOR

     The Holder is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D of the Securities Act.

3.2  PURCHASE ENTIRELY FOR OWN ACCOUNT

     As of the date hereof and the date of each exercise of the Warrant hereunder, the Holder represents and warrants that the Warrants are being acquired and the Warrant Shares will be acquired for its own account for investment and not with a view to, or for resale in connection with, any distribution of such securities; and that no other person will have any direct or indirect beneficial interest in or right to any of such stock; and the Holder further represents and warrants that it does not have and at the time of the sale and purchase of the Warrant Shares will not have any agreement or arrangements with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of such Warrant Shares.

3.3  DISCLOSURE OF INFORMATION

     As of the date hereof and the date of each exercise of the Warrant hereunder:

     3.3.1 The Holder acknowledges it has received all the information it considers necessary or appropriate for deciding whether to be issued and to exercise this Warrant hereunder. The Holder has consulted with and relied upon its own legal and tax advisors. The Holder acknowledges that the Shareholder has provided no legal or tax advice with respect to the issuance or exercise of this Warrant or the Warrant Shares.

     3.3.2 The Holder further represents and warrants that it has had an opportunity to ask questions and receive answers from UDAT regarding the business, properties, prospects and financial condition of UDAT; and that the Holder will enter into comparable representations and warranties at the time any Warrant Shares are issued under this Warrant.

3.4  INVESTMENT EXPERIENCE

     As of the date hereof and the date of each exercise of the Warrant hereunder, the Holder acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrants and the Warrant Shares. The Holder also represents it has not been organised for the purpose of acquiring the Warrants or the Warrant Shares. The Holder recognises that an investment in the Warrant Shares is subject to material risk.

3.5  RESTRICTED SECURITIES

     The Holder understands that the Warrant and the Warrant Shares when purchased will be considered "restricted securities" under the United States federal securities laws since such stock will be acquired in a transaction not involving a public offering and that under such laws applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed hereby and by the Securities Act. The Holder acknowledges that the Shareholder may be deemed to be an "affiliate" for the purposes of Rule 144. In addition, the Holder acknowledges and agrees that neither the Warrant nor the Warrant Shares have been registered or qualified under the laws of any state and that issuance of the Warrant or the Warrant Shares may be conditioned on compliance with such laws. Except as set forth in section 5 below, neither the Shareholder nor UDAT has any obligation to register or qualify the Warrant or the Warrant Shares with the SEC or any state securities agency at any time.

3.6  RESTRICTIONS ON TRANSFER: ASSIGNMENT OF WARRANT

     This Warrant is non-assignable and non-transferable. The Holder will observe and comply with the Securities Act and the rules and regulations promulgated thereunder, as now in effect and as from time to time amended, in connection with any offer, sale, pledge, transfer or other disposition of the Warrant Shares. In furtherance of the foregoing, and in addition to any restrictions contained in this Warrant, the Holder will not offer to sell, exchange, transfer, pledge or otherwise dispose of any of the Warrant Shares unless at such time at least one of the following is satisfied:

     3.6.1. a registration statement under the Securities Act covering the Warrant Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act;

     3.6.2.    such  transactions   shall  be  permitted  pursuant  to  the
               provisions of Rule 144;

     3.6.3. counsel representing the Holder shall have advised UDAT and the Shareholder in a written opinion letter reasonably satisfactory to each of them, and upon which each of them may rely, that no registration under the Securities Act will be required in connection with the proposed sale, transfer or other disposition; or

     3.6.4. an authorised representative of the SEC shall have rendered written advice to the Holder (sought by the Holder or counsel to the Holder, with a copy thereof and of all other related communications delivered to UDAT and the Shareholder) to the effect that the SEC will take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed sale, transfer or disposition if consummated.

     Notwithstanding anything in this Warrant to the contrary, the Holder agrees that it shall not (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Warrant Shares, or (ii) enter into any swap or any other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Warrant Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, for one hundred and eighty (180) days after transfer of the Warrant Shares to the Holder.

4.   OTHER LIMITATIONS; RESTRICTIVE LEGENDS

     This Warrant and the Warrant Shares have not been registered under any securities laws. In connection therewith this Warrant hereby does bear and any stock certificates issued pursuant to the exercise of this Warrant or any substitute therefor shall bear one or more of the followings legends or their substantial equivalent:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT;"

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CERTAIN RIGHTS, LIMITATIONS, RESTRICTIONS, REPRESENTATIONS, WARRANTIES AND COVENANTS SET FORTH IN A COMMON STOCK PURCHASE WARRANT, DATED AS OF 15 AUGUST 2000, BY AND BETWEEN ATLAS TRUST COMPANY (JERSEY) LIMITED ("ATLAS") AS TRUSTEE OF THE INTERNET INVESTMENTS INC. EMPLOYEE BENEFITS AND SHARES TRUST AND THE REGISTERED HOLDER OF THIS CERTIFICATE (OR SUCH HOLDER'S PREDECESSOR-IN-INTEREST). COPIES OF SUCH WARRANTS ARE ON FILE AND MAY BE INSPECTED BY THE REGISTERED HOLDER OF THIS CERTIFICATE AT THE PRINCIPAL EXECUTIVE OFFICE OF ATLAS;"

     any legend required by the laws of the State of California or other applicable jurisdiction, including but not limited to any legend required by the California Department of Corporations or the applicable provisions of the California Corporations Code; and such additional legends as determined by either of the Shareholder or UDAT in its reasonable discretion.

5.   REGISTRATION RIGHTS

5.1. The Shareholder shall hold the benefit of the rights conferred upon the Shareholder pursuant to clause 1 of the registration rights agreement made between, inter alia, UDAT and the Shareholder on 23 May 2000 (the "Registration Rights Agreement") on behalf of the Holder to the extent that such rights relate to the Warrant Shares (the "Registration Rights").

5.2. Promptly following exercise of this Warrant, the Shareholder shall take such action and steps as are reasonably necessary to assign the Registration Rights pursuant to clause 1.11 of the Registration Rights Agreement provided that the Holder co-operates fully in assisting the Shareholder to comply with the terms of the said clause 1.11; provided that the Shareholder makes no representation or warranty that such rights may be transferred to the Holder. The Holder acknowledges that it has received, reviewed and is familiar with the terms of the Registration Rights Agreement.

6.   ADJUSTMENT OF WARRANT SHARES

     If at any time, there is any increase or decrease in the number of issued shares of Common Stock of UDAT resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock of UDAT, any other increase or decrease in the number of issued shares of Common Stock of UDAT effected without receipt of consideration by UDAT, or similar event affecting the Warrant Shares, then the number of Warrant Shares hereunder and the exercise price of this Warrant shall be proportionately adjusted. No issuance by UDAT of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Warrant Shares hereunder.

7.   NOTICES

7.1. Pending exercise of the Warrant the Shareholder shall promptly provide copies of any notices delivered to the Shareholder with respect to the Warrant Shares to the Holder.

7.2. Except as otherwise provided in this Warrant, any notices or other communications to be given hereunder by either party to the other may be effected in writing by personal delivery, delivery by a nationally recognised overnight courier service, or by mail, registered or certified, postage prepaid with return receipt requested. Notices delivered personally or by courier will be deemed communicated as of actual receipt. Mailed notices will be deemed communicated as of three
     (3) days after mailing. The addresses for such communication pending further notice hereunder shall be:

     If to the Shareholder:


     Atlas Trust Company (Jersey) Limited
     PO Box 246
     Suite 1
     17 Queen Street
     St Helier
     Jersey
     JF4 5PP
     Channel Islands


     With a copy to:


     Eversheds
     l1 St James Court
     Friar Gate
     Derby
     DE1 1BT


     If to the Holder:


     K Schacker
     2311 Sycamore Place
     Merrick
     New York
     11566 USA

     Each party hereto may from time to time change its address for notices under this Section by giving at least ten (10) days' notice of such changes address to the other party hereto.

8.   TAXES

     The Holder understands that it may suffer adverse tax consequences as a result of the purchase or disposition of the Warrant Shares. The Holder represents that it has consulted with any tax consultants that it deems advisable in connection with the purchase or disposition of the Warrant Shares and that the Holder is not relying on the Shareholder or its representatives for any tax advice. In addition to their obligations hereunder the Holder shall be responsible for all income, sales, use and transfer taxes, including but not limited to any value added, stock transfer, gross receipts, stamp duty and real, personal or intangible property transfer taxes, due by reason of the consummation of the issuance or exercise of this Warrant or issuance of the Warrant Shares, including but not limited to any interest or penalties in respect thereof.

9.   SUCCESSORS AND ASSIGNS

     Except as otherwise provided herein, the terms of this Warrant shall enure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Warrant, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Warrant, except as expressly provided in this Warrant.

10.  AMENDMENTS AND WAIVERS

     This Warrant and any provision hereof may be modified, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such modification, waiver, discharge or termination is sought.

11.  APPLICABLE LAW; INTERPRETATION

     This Warrant shall he governed by and construed and enforced in accordance with the laws of England and Wales without reference to conflict of laws of principles. Whenever the context requires, references to the singular shall include the plural and the plural the singular and any gender shall include any other gender. No provision of this Warrant shall be interpreted for or against any party because such party or its representative drafted such provision. Section headings are merely for convenience and are not part of this Warrant.

     IN WITNESS WHEREOF, the Shareholder has caused this Warrant to be duly executed on the day and year first above written

     THE COMMON SEAL of                  )
     ATLAS TRUST COMPANY                 )
     (JERSEY) LIMITED was hereunto       )
     affixed in the presence of.         )


/s/ IAN RICHARD SWINDALE                Director


/s/ IAN ROBERT DOVE                     Director/Secretary

                                 EXHIBIT A

To: Atlas Trust Company (Jersey) Limited

                            ELECTION TO EXERCISE

The  undersigned  hereby  exercises its right to subscribe for and purchase
from Atlas Trust Company (Jersey) Limited  ("Atlas")  [       ] fully paid,
validly issued and nonassessable shares of Common Stock of uDate.com, Inc, a California corporation, held by Atlas and covered by the Warrant and tenders payment herewith in the amount of the Warrant Exercise Price in accordance with the terms thereof, and requests that certificates for such shares be issued in the name of, and delivered to:









Date:                                   [Holder]


                                        By


                                        Name


                                        Title